UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

d.	Directors – Grant of Restricted Stock Units.

In connection with his appointment to the Board of Directors as of October 22, 2008, on October 22, 2008 (the “Grant Date”) the Compensation and Management Development Committee of the Company’s Board of Directors granted Mr. Thomas J. Albani 3,922 restricted stock units under the Barnes Group Inc. Stock and Incentive Award Plan. The restricted stock unit award entitles Mr. Albani to receive without payment to the Company the number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) equal to the number of restricted stock units that become vested. The restricted stock units will vest on the third anniversary of the Grant Date, or if sooner, upon a change-in-control of the Company. Dividend equivalents will be paid on the restricted stock units in the amount and at the time dividends are paid on the Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2008	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary